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                                                                   Exhibit 10.12

                   SUNDERLAND INDUSTRIAL HOLDINGS CORPORATION

                       Nonqualified Stock Option Agreement

     This Nonqualified Stock Option Agreement (the "Agreement") is entered into as of April 24, 1997 ("Grant Date"), between SUNDERLAND INDUSTRIAL HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and JOHN R. WEEKS, an executive employee of the Company's indirect subsidiary, Precise Technology, Inc. (the "Optionee").

     1. Grant of Options. Pursuant to the Company's 1997 Key Employee Nonqualified Stock Option Plan, a copy of which is attached hereto (the "Plan"), and authorization by the Board of Directors of the Company ("Board"), the Company hereby grants to the Optionee (i) an option (the "First Option") to purchase 1,200 shares of the Company's common stock, par value $.01 per share ("Stock"); and (ii) an option (the "Second Option") to purchase 225 shares of Stock, at the prices and on such other terms and conditions as are hereinafter provided. Such options to purchase Stock shall hereinafter be collectively referred to as the "Options." The Options shall not constitute an "incentive stock option" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The Optionee agrees that as holder of the Options such Optionee shall have no rights of or as a shareholder or otherwise in respect of any of the shares of Stock as to which the Options shall not have effectively been exercised as herein provided.

     2. Option Price. The Options shall be exercisable at a price of $1,500.00 per share of Stock.

     3. Exercise Period.

     A. Except as provided in Paragraph 13, the First Option may be exercised by the Optionee, in whole or in part, prior to the earlier of (i) the termination of the Optionee's employment with the Company or any of its subsidiaries for any reason, or (ii) January 31, 2005, in accordance with the following schedule:

                40% commencing on the Grant Date
                60% commencing April 1, 1998
                80% commencing April 1, 1999
               100% commencing April l, 2000

     B. Except as provided in Paragraph 13, the Second Option may be exercised by the Optionee, in whole or in part, prior to the earlier of (i) the termination of the Optionee's employment with the Company or any of its subsidiaries for any reason, or (ii) January 31, 2005, as follows:


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     25% of the Second Option shall become exercisable 90 days after the Board's determination of the "EBITDA" (i.e., earnings before interest, taxes, depreciation and amortization as conclusively determined by the Board in its sole discretion) of the Company for the year ended December 31, 1997 if such EBITDA shall exceed $16.4MM.

     25% of the Second Option shall become exercisable 90 days after the Board's determination of the EBITDA of the Company for the year ended December 31, 1998 if such EBITDA shall exceed the "1998 Target."

     25% of the Second Option shall become exercisable 90 days after the Board's determination of the EBITDA of the Company for the year ended December 31, 1999 if such EBITDA shall exceed the "1999 Target."

     25% of the Second Option shall become exercisable 90 days after the Board's determination of the EBITDA of the Company for the year ended December 31, 2000 if such EBITDA shall exceed the "2000 Target."

In each year, if any, in which the EBITDA requirements, as set forth above, shall not have been met, twenty-five percent (25%) of the Second Option shall be immediately canceled and of no further force and effect. The 1998, 1999, and 2000 Targets shall be determined by the Board in its reasonable business discretion on or before April 1 of each respective year.

     4. Exercise of the Option. The Options shall be exercised by delivery to the Company of a written statement in the form attached hereto entitled "Nonqualified Stock Option Exercise Form." At the time of exercise of the Options by such delivery, the Optionee shall pay such amount as required under Paragraph 5 herein together with an amount in cash equal to the amount of all applicable withholding taxes (or, in the Board's sole discretion, a withholding authorization acceptable to the Board). Upon receipt of such payment for the Stock being purchased and compliance by the Optionee with the terms and conditions hereunder, the Company shall cause certificates for such Stock to be delivered to the Optionee within ten (10) business days after the Company's receipt of such payment.

     5. Payment of Option Price.

     A. At the time of exercise of the Options, the Optionee shall pay to the Company either: (i) the full Option Price for the Stock being purchased in cash, or, (ii) with the consent of the Company in the sole discretion of the Board, a minimum of ten percent (10%) of the Option Price for the Stock being purchased in cash together with delivery of a promissory note and



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pledge of the Optionee's Stock in forms acceptable to the Board, in the Board's sole discretion, providing for the payment of the balance of the Option Price.

     B. Notwithstanding the foregoing, Optionee may elect to exercise the

Options, in whole or in part, to the extent the Options are then exercisable, by receiving shares of Stock equal to the value (as herein determined) of the portion of such Options then being exercised after deduction of the exercise price, in which event the Company shall issue to Optionee the number of shares of stock determined by using the following formula:

                       X = Y (A-B) x (100% - C)
                               A

           where:      X        =   The number of shares of Stock to be issued
                                    Paragraph 5.

                       Y        =   The number of shares of Stock that would
                                    otherwise be issued upon such exercise.

                       A        =   The Fair Market Value (as hereinafter
                                    defined) of one share of Stock.

                       B        =   The exercise price of the Options specified
                                    in Paragraph 2.

                       C        =   Applicable income tax withholding rate.

     Fair Market Value Defined. As used in this Agreement, "Fair Market Value" shall mean (i) if the Stock is publicly traded, the average closing market price (or if no shares of Stock are traded on any date within such period, the average of the closing bid and asked price on such date) for the twenty business days immediately prior to the date on which such value is to be determined, or (ii) if the Stock is not publicly traded, the fair market value, on the applicable date, of the shares of Stock then being valued as determined in good faith by the Board of Directors.

     6. Compliance With Securities Laws. The exercise of the Options and the issuance of Stock pursuant thereto shall be contingent upon either the prior registration of the Stock under the Securities Act of 1933, as amended (the "Securities Act") and such federal and state laws, rules, and regulations as may be applicable or promulgated thereunder, or a determination by the Company that the issuance of such Stock will be a transaction exempt from such registration. The Company anticipates that shares of Stock, when and if issued to the Optionee, will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and, accordingly, such shares of Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration is available. The Optionee understands and agrees that the Company is not under any obligation to register shares of Stock or to comply with Regulation A or any other exemption under the Securities Act. As a condition to the grant and/or

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exercise of the Options, the Optionee agrees to execute one or more undertakings, in the form prescribed by the Board, that the Stock is being acquired for investment only and without any present intention of resale or other distribution, or that the Stock will not be offered for sale or other distribution otherwise and pursuant to such condition or conditions as the Board approves. The Company shall have the right to place upon any certificate or certificates evidencing shares of Stock any such legends as the Board may -3-prescribe, including legends providing that the shares are subject to registration requirements under the Securities Act and state securities laws and that the shares are subject to the terms of this Agreement and the Plan.

     7. Non-transferability and Termination of Options. Except as otherwise provided in Paragraph 8, the Options shall not be transferable or assignable and, during the Optionee's lifetime, shall be exercisable solely by the Optionee. Except as otherwise provided in Paragraph 8, the Options shall terminate upon termination of the Optionee's employment with the Company or its subsidiaries for any reason or any attempted sale, transfer or assignment of any such Options, whether voluntarily or involuntarily. A transfer of employment between and among the Company and its subsidiaries shall be considered as continuing employment and shall not be a termination of employment for purposes of this Agreement. In addition, temporary interruptions in employment caused by sickness or other approved leave of absence shall not constitute termination of employment for purposes of this Agreement.

     8. Retirement, Disability of Optionee or Death. If the Optionee retires on or after the attainment of age 65, becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code or dies while in the employ of the Company or one of its subsidiaries, the Options may be exercised during the time period from the date of the Optionee's retirement, permanent and total disability, or death until the expiration of one year after the date of the Optionee's retirement, permanent and total disability, or death by the Optionee or by the deceased Optionee's personal representative, as applicable, or by any person who acquired the Options by bequest or inheritance as a result of the death of the Optionee, subject to the terms and conditions set forth herein.

     9. Call. At any time after a "Call Event" (as hereafter defined) the Company shall have the irrevocable right, but not the obligation, at its sole discretion to repurchase some or all of the Stock Optionee purchased under the Plan and this Agreement. The purchase price in connection with a Call Event defined in paragraphs (1) and (2) below shall be the Fair Market Value per share and the purchase price in connection with a Call Event defined in paragraphs (3) through (8) below shall be seventy-five percent (75%) of the Fair Market Value per share. Such purchase price shall be payable in the discretion of the Board either (i) in cash within ninety (90) days of the date of purchase, or (ii) by the Company's delivery of a promissory note providing for equal annual installments of principal payments over a period of up to five (5) years with interest on the unpaid balance at a rate determined by the Board in its sole discretion; provided, however, that in the event any life insurance on Optionee's life is obtained by the Company pursuant to paragraph l5.c., below, and as a result of Optionee's death, proceeds of such life insurance are paid to the Company, the Company shall use such proceeds (up to the purchase price) as and for a cash payment hereunder, with the balance of the purchase price, if any, payable in the discretion of the


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Board as specified herein. As used herein, the term "Call Event" shall mean any one or more of the following:

     (1) The termination of the Optionee's employment with the Company and its subsidiaries for any reason;

     (2) The proposed or attempted voluntary sale, assignment, transfer, conveyance or other disposition, mortgage, pledge, grant of security interest in or other encumbrance of, any or all shares of Stock by the Optionee;

     (3)  The Optionee making an assignment for the benefit of creditors;

     (4) The Optionee instituting, or having instituted against him, any bankruptcy, insolvency, reorganization, arrangement, debt adjustment, liquidation or receivership proceedings in which he is alleged to be insolvent or unable to pay his debts as they mature, and the Optionee shall consent thereto or admit in writing the material allegations of the petitions filed in said proceedings, or said proceedings shall remain undismissed after ninety (90) days;

     (5) The attachment of the Optionee's shares of Stock for any reason and such attachment remains undismissed after ninety (90) days;

     (6) The rendering of a final judgment against the Optionee in any legal or equitable proceeding which (i) purports to or attempts to sell, assign, transfer, convey or otherwise dispose of, mortgage, pledge, grant a security interest in or otherwise encumber, any or all shares of Stock or (ii) otherwise affects any of the foregoing;

     (7) The institution of any execution process against the Optionee's shares of Stock; or

     (8) The existence of any other situation or legal proceeding involving the Optionee such that the Optionee's shares of Stock may be involuntarily sold, transferred, assigned, or otherwise disposed of.

     In the event the Company undertakes an initial public offering or sells all or substantially all of its stock or assets within the six (6) month period following such purchase, the Company shall pay to the Optionee (a) in the case of a purchase in connection with a Call Event defined in paragraphs (1) or (2), above, the difference between the purchase price and the Fair Market Value of the Stock on the date of such transaction and (b) in the case of a purchase in connection with a Call Event defined in paragraphs (3) through (8) above, seventy-five percent

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(75%) of the difference between the purchase price and the Fair Market Value of the Stock on the date of such transaction.


     Notwithstanding the provisions of this Agreement to the contrary, in the event the Optionee proposes to dispose of any or all of his shares of Stock acquired as a result of the Optionee's exercise of the Options (the "Offered Shares"), pursuant to a bona fide offer therefor from a third party (the "Purchase Offer"), the Optionee shall give written notice to the Company (the "Offer Notice"), stating that he has received the Purchase Offer, the terms thereof (the "Purchase Offer Terms"), and the identity of the third party who made the Purchase Offer. The Company shall have the right to purchase the Offered Shares by delivering to the Optionee a written notice of its intention to do so (a "Purchase Notice") within forty-five (45) days of having received the Offer Notice. In such Purchase Notice, the Company shall advise the Optionee as to whether it elects to purchase the shares of Stock on the Purchase Offer Terms or for an amount equal to the Fair Market Value of such shares of Stock and the Optionee shall sell such shares of Stock to the Company for such consideration within two (2) days of the Optionee's receipt of such Purchase Notice, with payment by the Company of such purchase price to be as specified in the first paragraph of this Paragraph 9.

     10. Adjustment for Stock Dividend, Stock Split or Capital Contribution. In the event that a stock dividend is hereafter paid on outstanding Stock, or in the event that the number of outstanding shares of Stock is hereafter increased as a result of a stock split, and the Option is then unexercised, the number of shares of Stock subject to the Option shall thereupon be increased by that number of shares of Stock which would have been distributed with respect to the Stock subject to the Option if the Stock subject to the Option had been outstanding at the time of the dividend or stock split and the Option price per share shall be adjusted to reflect such increased number of shares of Stock subject to the Option. If any shareholder of the Company or any other person should make a contribution to the capital of the Company without receiving any securities of the Company in exchange therefor, then, and in such event, the Option price per share shall be increased by an amount which is equal to the amount of such contribution to the capital of the Company divided by the number of issued and outstanding shares of common stock of the Company at the time of such contribution.

     11. Additional Adjustments. In the event that there is any change in the number of outstanding shares of Stock (other than issuance of Stock for consideration approved by the Board) for which an adjustment is not provided by Paragraph 10 of this Agreement, and the Option is then unexercised, the Board may, in its sole discretion, require an adjustment in the number or kind of shares of Stock subject to the Option and the option price and such adjustment shall be binding and effective for all purposes hereof.

     12. Elimination of Fractional Shares. Any addition or adjustment provided for in Paragraphs 10 and 11 hereof may be limited to the extent necessary to prevent fractions of shares of Stock from becoming available under the Option.

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     13. Termination Upon Reorganization or Merger. In the event that outstanding shares of Stock are hereafter changed into or exchanged for a different number or kind of shares of stock or securities of another corporation or corporations, whether as a result of a reorganization, recapitalization, reclassification, merger, consolidation or otherwise, or in the event all or substantially all of the Stock or assets of the Company are sold to a third party (any such event being a "Change in Control"), and any portion of the First Option is not yet exercisable, then all of the First Option shall immediately become exercisable and the Company shall give at least ten (10) business days' prior notice of such Change in Control to the Optionee. The Optionee shall have ten (10) business days from the date of receipt of said notice to exercise the First Option. In the event any portion of the First Option is not exercised within the above-referenced ten (10) day period, such portion of the First Option shall automatically be canceled. In the event of a Change in Control, then the Optionee shall have ten (10) business days from receipt of the notice provided above to exercise that portion of the Second Option which is already exercisable and that portion of the Second Option which is not yet exercisable shall automatically be canceled. In the event that any portion of the Second Option so exercisable is not exercised within the above-referenced ten (10) day period, such portion of the Second Option shall also automatically be canceled. Upon cancellation of all of the Options, this Agreement shall terminate.

     14. Optionee Bound by the Plan. The Optionee hereby agrees to be bound by all applicable provisions of the Plan. If any of the terms and provisions of this Agreement are inconsistent or in conflict with the terms and provisions of the Plan, the Plan shall supersede and prevail over such inconsistent provisions hereof. The Board shall have authority, subject to the express provisions of the Plan and this Agreement, to establish, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All actions by the Board under the provisions of this Paragraph 14 shall be conclusive for all purposes.

     15. Miscellaneous.

          a. No Shareholder Rights. The Optionee shall not, by virtue of holding the Option, be entitled to any rights of a shareholder of the Company or any of its subsidiaries.

          b. Lock-Up. The Optionee agrees that in connection with an initial public offering of the Stock he will, if required by the Board, agree to such restrictions on the resale of his Stock as shall be agreed to by other members of management in connection therewith.

          c. Life Insurance. The Optionee understands that the Company may, but shall not be required to, obtain a life insurance policy on Optionee's life in order to enable the Company to comply with its obligations under the Agreement and Optionee hereby agrees to cooperate with the Company in obtaining any such insurance including submitting applications and submitting to physical examinations in connection therewith.



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          d. Continued Employment. Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment or limit in any way the Company's or any subsidiary's right to terminate the Optionee's employment at any time.

          e. Legend. The certificates for the shares of Stock issued pursuant to exercise of the Options shall bear the following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and may not be sold or otherwise disposed of until the sale shall have been registered under said Act and any applicable state securities laws, or until the Corporation shall have received an opinion of counsel satisfactory to it that such shares may be legally sold or otherwise transferred without such registration. The shares represented by this certificate have been issued pursuant to the exercise of an option to purchase such shares and are subject to certain restrictions on transfer contained in the Corporation's 1997 Key Employee Nonqualified Stock Option Plan and a Nonqualified Stock Option Agreement entered into pursuant to such Plan.

          f. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement of the Company and its subsidiaries and the Optionee regarding the subject matter of this Agreement and the Plan; and all prior or contemporaneous agreements, understandings, representations and statements, written or oral, are hereby merged herein.

          g. Binding Effect. This Agreement shall be binding upon the parties hereto, their successors, heirs and permitted assigns.

     16. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to be part hereof.

     17. Delaware Law to Apply. The place of administration of the Plan and this Agreement shall be conclusively deemed to be within the State of Delaware, and the validity, construction, interpretation, administration, and effect of the Plan and this Agreement and the rights of any person having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Delaware.

     18. Counterparts. This Agreement may be executed in multiple counterparts; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

OPTIONEE                                         SUNDERLAND INDUSTRIAL HOLDINGS
                                                 CORPORATION


/s/ John R. Weeks                                /s/William L. Remley
-------------------------------                  ------------------------------
JOHN R. WEEKS                                    Title:



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                   SUNDERLAND INDUSTRIAL HOLDINGS CORPORATION

                    NONQUALIFIED STOCK OPINION EXERCISE FORM

     The undersigned holder of an option to purchase shares of common stock, par value $.01 per share, of Sunderland Industrial Holdings Corporation (the "Company") under a Nonqualified Stock Option Agreement with the Company dated hereby exercises his [First/Second] Option to purchase shares of such common stock of the Company at the option price of $______ per share in accordance with the terms and conditions of such Nonqualified Stock Option Agreement.


---------------------------------------    -------------------------------------
Date of Exercise                           Signature of Person
                                           Exercising Option

     Please type or print legibly your name as you want it to appear on your stock certificate, your address and your social security number in the space provided below.

Name:___________________________________________________________________________

Address:________________________________________________________________________
                     (Street)

        ________________________________________________________________________
                     (City)            (State)        (Zip Code)

Social Security Number:

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